Amendment to the Operating Partnership Agreement to accommodate issuance of L.P. Units in connection with the issuance of REIT Shares pursuant to the General Partner's dividend reinvestment/additional cash investment plan.

               AMENDMENT No. 4 dated as of March 20, 1996 to the Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P. dated as of December 1, 1993, as amended (the "Existing Agreement") by and among Irvine Apartment Communities, Inc., a Delaware corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A thereto, as Limited Partners, together with any other Persons who become Partners in the Partnership as provided therein.

                             W I T N E S S E T H:

               WHEREAS, the General Partner has adopted a dividend reinvestment and additional cash investment plan pursuant to which holders of REIT Shares will have the opportunity from time to time to reinvest dividends on REIT Shares in additional REIT Shares and to make additional cash investments in order to purchase additional REIT Shares; and

               WHEREAS, the General Partner may at its option satisfy its obligations under such plan through the issuance of REIT Shares out of its authorized but unissued REIT Shares; and

               WHEREAS, in connection with the issuance of such newly issued REIT Shares, the Original Limited Partners have the right under the Existing Agreement to purchase additional L.P. Units in order to maintain in the aggregate their Percentage Interest in the Partnership; and

               WHEREAS, in connection with such issuance of REIT Shares pursuant to Section 4.2 of the Miscellaneous Rights Agreement, Irvine Persons (as defined therein) also have the right to purchase additional REIT Shares in order to maintain in the aggregate their Purchase Percentage (as defined in such Agreement).

               WHEREAS, in accordance with Section 14.1 of the Existing Agreement the General Partner is hereby proposing to amend the Existing Agreement as set forth below in order to accommodate the foregoing purchase rights of the Original Limited Partners; and

               WHEREAS, the parties hereto agree that the execution of this Amendment No. 4 by a Limited Partner and the delivery thereof to the General Partner shall constitute the Consent and affirmative vote of such Limited Partner to the amendment proposed hereby as required by Article 14 of the Existing Agreement; and

               WHEREAS, the execution and delivery of this Amendment No. 4 by the General Partner has been approved by resolutions duly adopted by the Board of Directors of the General Partner, including by a majority of the Directors constituting the Independent Directors Committee of such Board.

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1. All terms used in this Amendment No. 4 shall have the meanings set forth in the Existing Agreement.

               Section 2.  The definition of Capital Contribution in
Article 1 of the Existing Agreement is hereby amended to read in its entirety as follows:

               "Capital Contribution" means, with respect to any Partner, any cash or the Gross Asset Value of any Contributed Property which such Partner contributes to the Partnership pursuant to Sections 4.1, 4.2, 4.3 or
4.5 hereof or is deemed to contribute pursuant to Sections 4.6 and 4.8 hereof, as such Gross Asset Value may be determined from time to time.

               Section 3. Article 1 of the Existing Agreement is hereby amended by adding the following definitions thereto:

               "ACP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of additional cash to be invested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

               "Actual Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date the dollar amount specified in the election notice delivered pursuant to Section 4.8.A(2) not to exceed the Maximum Limited Partner Investment Amount for such DRIP/ACP Investment Date, provided that if such election notice is given but fails to specify the Actual Limited Partner Investment Amount, then the Actual Limited Partner Investment Amount shall be the Maximum Limited Partner Investment Amount.

               "Corresponding ACP/L.P. Unit Amount" means with respect to each DRIP/ACP Investment Date a number of L.P. Units equal to "A" divided by "B", where "A" equals a dollar amount equal to the Actual Limited Partner Investment Amount for such DRIP/ACP Investment Date minus the Maximum DRIP Limited Partner Investment Amount for such DRIP/ACP Investment Date (provided that if the Maximum DRIP Limited Partner Investment Amount is greater than the Actual Limited Partner Investment Amount, then "A" shall be $0); and "B" equals the purchase price per newly issued REIT Share issued on such DRIP/ACP Investment Date with additional cash investments, determined as provided in the DRIP/ACP Plan.

               "Corresponding DRIP/L.P. Unit Amount" means with respect to each DRIP/ACP Investment Date a number of L.P. Units equal to "C" divided by "D", where "C" equals the lesser of (i) Actual Limited Partner Investment Amount for such DRIP/ACP Investment Date and (ii) the Maximum DRIP Limited Partner Investment Amount for such DRIP/ACP Investment Date, and "D" equals the purchase price per newly issued REIT Share issued on such DRIP/ACP Investment Date as a result of the reinvestment of dividends, determined as provided in the DRIP/ACP Plan.

               "Corresponding L.P. Unit Amount" means with respect to each DRIP/ACP Investment Date the aggregate of the Corresponding DRIP/L.P. Unit Amount and the Corresponding ACP/L.P. Unit Amount, provided if such calculation results in a fractional L.P. Unit, the Corresponding L.P. Unit Amount shall be rounded downward.

               "DRIP/ACP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate of the DRIP Investment Amount and the ACP Investment Amount.

               "DRIP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of dividends paid on REIT Shares to be reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

               "DRIP/ACP Investment Date" means the date on which the DRIP Investment Amount is reinvested in newly issued REIT Shares and/or the date on which the ACP Investment Amount is used to purchase newly issued REIT Shares, in each case as set forth in the DRIP/ACP Plan.

               "DRIP/ACP Plan" means the Irvine Apartment Communities, Inc. Dividend Reinvestment and Additional Cash Investment Plan described in the General Partner's Registration Statement on Form S-3 and any other dividend reinvestment and additional cash investment plan established by the General Partner.

               "DRIP Percentage" has the meaning set forth in Section
4.8.A(1).

               "Investing Entities" has the meaning set forth in Section
4.8.A(2).

               "Maximum DRIP Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date a dollar amount equal to (A) the Maximum Limited Partner Investment Amount times (B) the DRIP Percentage.

               "Maximum Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date a dollar amount (subject to reduction as provided in Section 4.8.A(5)) equal to (A) the DRIP/ACP Investment Amount for such DRIP/ACP Investment Date divided by the Percentage Interest of the General Partner in the Partnership in effect as of the close of business on the third business day immediately preceding such DRIP/ACP Investment Date minus (B) such DRIP/ACP Investment Amount.

               Section 4. Article 4 of the Existing Agreement is hereby amended by adding a new Section 4.8 as follows:

               "Section 4.8.  DRIP/ACP Plans

               A. If at any time or from time to time, in connection with the General Partner's DRIP/ACP Plan, any REIT Shares are to be issued by the General Partner out of its authorized but unissued REIT Shares in satisfaction of the General Partner's obligations thereunder:

               (1) Promptly following the close of business on the third business day preceding each DRIP/ACP Investment Date, the General Partner shall give notice (which shall constitute a Funding Notice for purposes of Section 4.5.F.) to each Original Limited Partner then holding a Limited Partner Interest of the DRIP/ACP Investment Amount to be invested in newly issued REIT Shares on such DRIP/ACP Investment Date. Such notice shall also set forth the Maximum Limited Partner Investment Amount of the Original Limited Partners and the percentage of the DRIP/ACP Investment Amount constituting the DRIP Investment Amount (the "DRIP Percentage") and the percentage constituting the ACP Investment Amount.

               (2) Not later than the close of business on the business day immediately preceding each DRIP/ACP Investment Date, the Original Limited Partners then holding Limited Partner Interests shall give irrevocable written notice to the General Partner of whether the Original Limited Partners or any one or more of them elect to make a cash investment on such DRIP/ACP Investment Date (not to exceed the Maximum Limited Partner Investment Amount) for the purchase of additional Limited Partner Interests in order to maintain the aggregate Percentage Interest of the Original Limited Partners in the Partnership. Such notice shall specify the Actual Limited Partner Investment Amount if the amount to be invested is less than the Maximum Limited Partner Investment Amount and the identities of the Original Limited Partner or Partners which will make such cash investment, provided that the Original Limited Partners shall have the right to designate any wholly owned subsidiary of The Irvine Company as the entity which shall make a Capital Contribution in respect of all or a portion of the Actual Limited Partner Investment Amount (the Original Limited Partner or Partners or such subsidiary making the cash investment, the "Investing Entities"). Failure by the Original Limited Partners to respond to the Funding Notice shall be deemed an election by such Limited Partners not to make any cash investment on such DRIP/ACP Investment Date.

               (3) The General Partner shall, as soon as practicable following the DRIP/ACP Investment Date, make a Capital Contribution to the Partnership in an amount equal to the DRIP/ACP Investment Amount for such DRIP/ACP Investment Date, provided that notwithstanding the amount of the Capital Contribution actually made pursuant to the foregoing, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional General Partner Interest, an amount equal to the Value as of the date of issuance of the REIT Shares issued by General Partner on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan (provided, that, for these purposes, only the DRIP/ACP Investment Date shall be considered) multiplied by the number of REIT Shares issued on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan. Upon such contribution the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of newly issued REIT Shares issued by the General Partner on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan, and the Percentage Interest of the General Partner and all other Partners shall be adjusted based on that number of Partnership Units and not pursuant to Section 4.5.G hereof.

               (4) As soon as practicable following the DRIP/ACP Investment Date, the Investing Entities shall make a Capital Contribution to the Partnership in an amount equal to the Actual Limited Partner Investment Amount for such DRIP/ACP Investment Date. Upon such contribution the Partnership will issue a number of Limited Partners Units equal to the Corresponding L.P. Unit Amount, and the Percentage Interest of the Partners shall be adjusted based on that number of Partnership Units and not pursuant to Section 4.5.G. hereof. Notwithstanding the amount of the Capital Contribution actually made pursuant to the foregoing, each Investing Entity shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Value as of the date of issuance of the REIT Shares issued by the General Partner on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan (provided, that for these purposes, only the DRIP/ACP Investment Date shall be considered) multiplied by the product of (i) the number of Limited Partner Units issued to such Investing Entity and (ii) the then current Conversion Factor.

               (5) Notwithstanding anything in this Section 4.8.A to the contrary, the Maximum Limited Partner Investment Amount shall be reduced to the extent that Original Limited Partners have exercised rights under
Section 4.2 of the Miscellaneous Rights Agreement with respect to the issuance of REIT Shares pursuant to the DRIP/ACP Plan that has resulted in an additional Capital Contribution by the General Partner.

               B. If at any time or from time to time, in connection with the General Partner's DRIP/ACP Plan, any REIT Shares are to be issued by the General Partner out of its authorized but unissued REIT Shares in satisfaction of the General Partner's obligations under Section 4.2 of the Miscellaneous Rights Agreement:

               (1) The General Partner shall, as soon as practicable, after the issuance of such REIT Shares, make a Capital Contribution to the Partnership in an amount equal to the price paid to the General Partner for such REIT Shares as set forth in Section 4.2 of the Miscellaneous Rights Agreement.

               (2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.8.B(1) above, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional General Partner Interest, an amount equal to the Value as of the date of issuance of such REIT Shares (provided, that, for these purposes, only the trade date on which the purchase of the REIT Shares is consummated shall be considered) multiplied by the number of REIT Shares issued pursuant to Section 4.2 of the Miscellaneous Rights Agreement.

               (3) The Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of newly issued REIT Shares issued by the General Partner pursuant to Section
4.2 of the Miscellaneous Rights Agreement and the Percentage Interest of the General Partner and all other Partners shall be adjusted based on that number of Partnership Units and not pursuant to Section 4.5.G hereof."

               Section 5. Except as amended by this Amendment No. 4, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

               Section 6. This Amendment No. 4 shall become effective when signed by the General Partner and a Majority-In-Interest of the Limited Partners.

               Section 7. This Amendment No. 4 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

               Section 8. This Amendment No. 4 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 as of the date and year first written above.


GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES, INC.,
  a Delaware Corporation




By: /s/ Richard E. Moran Jr.
   _________________________________
   Name:  Richard E. Moran Jr.
   Title: Executive Vice President
              and Chief Financial Officer




By:/s/ James E. Mead
   _________________________________
   Name:  James E. Mead
   Title: Senior Vice President and
               Treasurer



LIMITED PARTNERS:

THE IRVINE COMPANY,
  a Michigan corporation



By: /s/ Michael D. McKee
   ___________________________
   Name: Michael D. McKee
   Title: Executive Vice President



By: /s/ Norman J. Metcalfe
   ___________________________
   Name: Norman J. Metcalfe
   Title: Vice Chairman


PARKWEST ASSOCIATES,
a California general partnership

By:  The Irvine Company,
     a general partner


By: /s/ Michael D. McKee
   ___________________________
   Name: Michael D. McKee
   Title: Executive Vice President



By: /s/ Norman J. Metcalfe
   ___________________________
   Name: Norman J. Metcalfe
   Title: Vice Chairman




R.S.J. ASSOCIATES,
a California limited partnership

By:  The Irvine Company, its
     general partner



By: /s/ Michael D. McKee
   ___________________________
   Name: Michael D. McKee
   Title: Executive Vice President



By: /s/ Norman J. Metcalfe
   ___________________________
   Name: Norman J. Metcalfe
   Title: Vice Chairman



WOODBRIDGE WILLOWS ASSOCIATES,
a California limited partnership


By:  The Irvine Company, its
     general partner




By: /s/ Michael D. McKee
   ___________________________
   Name: Michael D. McKee
   Title: Executive Vice President



By: /s/ Norman J. Metcalfe
   ___________________________
   Name: Norman J. Metcalfe
   Title: Vice Chairman




IRVINE AFFORDABLE HOUSING, INC.,
  a California corporation



By: /s/ William H. McFarland
   __________________________
   Name: William H. McFarland
   Title: President



By: /s/ Michael D. McKee
   ___________________________
   Name: Michael D. McKee
   Title: Secretary



IRVINE LEASE CO., INC.,
  a California corporation



By: /s/ William H. McFarland
   __________________________
   Name: William H. McFarland
   Title: President




By: /s/ Michael D. McKee
   ___________________________
   Name: Michael D. McKee
   Title: Secretary